SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. _______)

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a 6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant toss.240.14a-11(c) orss.240.14a-12

                            Emclaire Financial Corp.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

          (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

          (5) Total fee paid:


  [ ] Fee paid previously with preliminary materials.
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount previously paid:
--------------------------------------------------------------------------------

          (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

          (3) Filing Party:
--------------------------------------------------------------------------------

          (4) Date Filed:
--------------------------------------------------------------------------------

                            EMCLAIRE FINANCIAL CORP.
                          EMLENTON, PENNSYLVANIA 16373


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF EMCLAIRE FINANCIAL CORP.:


                  Notice is hereby given that the Annual Meeting of Shareholders of Emclaire Financial Corp. (the "Corporation") will be held at 7:00 p.m., prevailing time, on Tuesday, April 29, 2003, at the Holiday Inn, I-80 and Route 68, Clarion, PA 16214, for the following purposes:

     1. To elect three (3) Class C directors to serve for 3-year terms and until their successors are duly elected and qualified;

     2. To ratify the selection of Crowe, Chizek and Company LLP, Certified Public Accountants, of Cleveland, Ohio as the independent auditors of the Corporation for the fiscal year ending December 31, 2003; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Only those shareholders of record at the close of business, at 5:00 p.m., on Monday, March 3, 2003, will be entitled to notice of and to vote at the Annual Meeting.

     A copy of the Corporation's Annual Report for the fiscal year ended December 31, 2002, is being mailed with this notice.

     You are urged to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

                               By Order of the Board of Directors,

                               /s/ David L. Cox
                               -----------------------------------
                               David L. Cox
                               Chairman, President and Chief Executive Officer

March 24, 2003

                    PROXY STATEMENT FOR THE ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD APRIL 29, 2003


                                     GENERAL

Introduction, Date, Place and Time of Meeting

                  This Proxy Statement is being furnished for the solicitation by the Board of Directors of Emclaire Financial Corp. (the "Corporation"), a Pennsylvania business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation ("Annual Meeting") to be held at the Holiday Inn, I-80 and Route 68, Clarion, PA 16214, on Tuesday, April 29, 2003, at 7:00 p.m. prevailing time, or at any adjournment or postponement of the Annual Meeting.

                  The main office of the Corporation is located at The Farmers National Bank of Emlenton (the "Bank"), 612 Main Street, Emlenton, Pennsylvania 16373. The telephone number for the Corporation is (724) 867-2311. All inquiries should be directed to David L. Cox, President. This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on March 24, 2003.

Solicitation

                  Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted for the election of the three (3) nominees for Class C Director named below and for the approval of Crowe, Chizek and Company LLP, Certified Public Accountants as the independent auditors for the fiscal year ending December 31, 2003. Execution and return of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person.

                  The cost of preparing, assembling, mailing and soliciting proxies will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation intend to solicit proxies personally, by telephone and by facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for their reasonable forwarding expenses.

Right of Revocation

     A shareholder who returns a Proxy may revoke it at any time before it is voted by: (1) delivering written notice of revocation to William C. Marsh, Secretary/Treasurer, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, telephone: (724) 867-2311; (2) executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation or (3) voting in person after giving written notice to the Secretary of the Corporation.

Voting Securities and Quorum

                  At the close of business on March 3, 2003, (the "Voting Record Date") the Corporation had outstanding 1,332,835 shares of common stock, $1.25 par value. A majority of the outstanding shares in person or by proxy will constitute a quorum at the Annual Meeting.

                  Only holders of common stock, of record, at the close of business on the Voting Record Date will be entitled to notice of and to vote at the Annual Meeting. On all matters to come before the Annual Meeting, each share of common stock is entitled to one (1) vote.

                  As to the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

                  As to the ratification of independent auditors and all other matters that may properly come before the Meeting, by checking the appropriate box, a stockholder may: vote "FOR" the item or vote "AGAINST" the item. Unless otherwise required by law, all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to Broker Non-Votes as to that matter.

             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

                  Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The following table sets forth, as of the Voting Record Date, persons or groups who own more than 5% of the Common Stock and the ownership of all executive officers and directors of the Corporation as a group. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the Voting Record Date:

                                                                                       Percent of Outstanding
                                                  Shares Beneficially                       Common Stock
Name and Address                                       Owned (1)                         Beneficially Owned
----------------                                  -------------------                  -----------------------

Bernadette H. Crooks                                  78,182 (2)                                5.87%
Clarion, PA 16214

Mary E. Dascombe                                      90,574 (3)                                6.80%
Raleigh, NC  27609

George W. Freeman                                     78,140 (4)                                5.86%
Knox, PA 16232

FINABA Co.                                                  94,668                              7.10%
Hermitage, PA  16148
--------------------

(1) See footnote (1) under the following caption entitled "Beneficial Ownership by Officers, Directors and Nominees" for the definition of "beneficial ownership."

(2) Of the 78,182 shares beneficially owned by Mrs. Crooks, 76,902 shares are owned individually and 1,280 shares are owned individually by her spouse.

(3) Of the 90,574 shares beneficially owned by Mrs. Dascombe, 64,386 shares are owned individually, 2,677 shares are owned jointly with her spouse, and 23,511 shares are owned individually by her spouse.

(4) Of the 78,140 shares beneficially owned by Mr. Freeman, 75,435 shares are owned individually and 2,705 shares are owned individually by his spouse.


Section 16(2) Beneficial Ownership Reporting Compliance

                  The Common Stock is registered pursuant to Section 12(g) of the 1934 Act. The officers and directors of the Corporation and beneficial owners of greater than 10% of the Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange

Commission ("SEC") disclosing changes in beneficial ownership of the Common Stock. Based on the Corporation's review of such ownership reports, to the Corporation's knowledge, no executive officer, director, or 10% beneficial owner of the Corporation failed to file such ownership reports on a timely basis for the fiscal year ended December 31, 2002.

Beneficial Ownership by Officers, Directors and Nominees

                  The following table sets forth as of the Voting Record Date, the amount and percentage of the Common Stock of the Corporation beneficially owned by each director, each nominee and all officers and directors of the Corporation as a group.

Name of Individual                               Amount and Nature of                          Percent
or Identity of Group                         Beneficial Ownership (1) (2)                     of Class
--------------------                         ----------------------------                     --------

George W. Freeman  (5)                                  78,140                                  5.86%
Ronald L. Ashbaugh  ( 11)                               10,500                                   (3)
Elizabeth C. Smith  (6)                                 41,455                                  3.11%
Brian C. McCarrier  (11)                                  1,053                                  (3)
Robert L. Hunter  (7)                                     9,349                                  (3)
John B. Mason  (8)                                        5,545                                  (3)
Bernadette H. Crooks  (9)                               78,182                                  5.87%
J. Michael King  (4)                                      5,467                                  (3)
Rodney C. Heeter  (10)                                    5,300                                  (3)
David L. Cox  (12)                                      11,580                                   (3)

All Officers and Directors                                  254,571                            19.10%
as a Group (11 persons)
------------------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after the Voting Record Date. Beneficial ownership may be disclaimed as to certain of the securities.

(2)  Information furnished by the Directors and the Corporation.

(3)  Less than one percent (1%).

(4)  All shares are owned individually.

(5)  See footnote  (4) above under the caption  entitled  "Principal  Beneficial
     Owners of the Corporation's Stock."

(6) Of the 41,455 shares beneficially owned by Mrs. Smith, 29,179 are owned individually and 12,276 are held as custodian for her grandchildren.

(7) Of the 9,349 shares beneficially owned by Mr. Hunter, 5,249 shares are owned individually and 4,100 shares are owned individually by his spouse.

(8) Of the 5,545 shares beneficially owned by Mr. Mason, 5,014 shares are owned individually and 531 shares are held as custodian for his daughter.

(9) See footnote (2) above under the caption "Principal Beneficial Owners of the Corporation's Stock."

(10) Of the 5,300 shares beneficially owned by Mr. Heeter, 2,675 shares are owned individually and 2,625 shares are owned individually by his spouse.

(11) All shares owned jointly with spouse.

(12) Of the 11,580 shares beneficially owned by Mr. Cox, 10,080 are owned individually and 1,500 are held jointly with his spouse.


                              ELECTION OF DIRECTORS

                  The Corporation has a classified Board of Directors with staggered 3-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. Thus, at each Annual Meeting of Shareholders, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three years, so that the office of one class shall expire each year.

                  Unless otherwise instructed, the Board of Directors of the Corporation or its designee, the proxy holder, will have the right to cast their votes for the nominees, unless the shareholder indicates on his or her Proxy how he or she desires the votes to be cast. If any nominee should become unavailable for any reason, proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority of the directors then in office until the expiration of the term of the vacancy. The Board of Directors recommends that its nominees be elected as Directors.

                           INFORMATION AS TO NOMINEES,
                        DIRECTORS AND EXECUTIVE OFFICERS

                  The following table contains certain information with respect to the directors and nominees:

                                      Age as  of  Principal Occupation                               Director Since
Name                                  12/31/02    for Past Five Years                               Bank/Corporation
----                                  ----------   -------------------                              -----------------
Class A Directors Whose Term Expires in 2004
---------------------------------------------

Rodney C. Heeter                         65       Retired.                                                 1988/1989
(1) (2)                                           Prior to 3/25/02 - VP of Heeter Lumber
                                                  Co. Prior to 3/31/00 - Pres.
                                                  of Heeter Lumber Co.

J. Michael King                          55       Senior Partner of Lynn, King &      Schreffler,          1988/1989
(1)  (3) (4) (5)                                  Attorneys at Law.

David L. Cox                             52       Chairman, President and Chief Executive Officer of       1991/1991
(1)  (4) (5)                                      the Bank and Corporation since 1997.

Class B Directors Whose Term Expires in 2005
--------------------------------------------

Bernadette H. Crooks                     80       Retired.                                                 1985/1989
(1) (2)

Robert L. Hunter                         61       Truck Dealer; Vice President of Hunter Truck Sales       1974/1989
(2) (3)                                           and Service, Inc., President of Hunter Leasing,
                                                  Inc., President of Hunter Keystone Peterbilt, LLP,
                                                  President of Hunter Erie Truck Sales LP, Director
                                                  of Idealease of North America, Inc.

John B. Mason                            54       President H. B. Beels & Son,  Inc.  Prior to 6/8/01      1985/1989
(3) (4) (5)                                       - Insurance Broker for H. B. Beels & Son, Inc.



Class C Director Whose Term Expires in 2003
-------------------------------------------

Elizabeth C. Smith                       71       Retired, former Owner of The                             1995/1995
 (3)                                              Inn at Oakmont.


Class C Directors Whose Term Expires in 2003 and Nominees for Class C Director Whose Term
Expires in 2006.
------------------------------------------------------------------------------------------

Ronald L. Ashbaugh                       67       Retired, former President of the Bank and                1971/1989
(1) (4) (5)                                       Corporation.

George W. Freeman                        72       Owner of Freeman's Tree Farm.                            1964/1989
(3) (4) (5)

Brian C. McCarrier                       39       President, Interstate Pipe and Supply Company.           1997/1997
(1) (2) (5)

-------------------------------

(1) Member of Finance Committee. This committee is appointed by the Chairman of the Board and determines investment policy and market risk management policy. This committee also recommends investment purchases for the bank portfolio.

(2) Member of the Audit Committee. This committee is appointed by the Chairman of the Board and meets with the independent auditors to review their audit of the financial reports of the Corporation.

(3) Member of the Human Resource Committee. This committee is appointed by the Chairman of the Board. This committee acts as the Compensation Committee and reviews executive and employee compensation, as well as personnel policy and recommends changes to the Board.

(4) Member of the Loan Committee. This committee is appointed by the Chairman of the Board and is responsible to review and approve loans, which exceed the loan officer's lending limits.

(5) Member of the Planning Committee. This committee is appointed by the Chairman of the Board and examines and recommends expansion and business opportunities to the Board of Directors.


                  Committees of the Board of Directors represent the Corporation and the Bank and typically meet at least quarterly, except for the Loan Committee, which meets more frequently.

                  During 2002, Directors received five hundred dollars ($500) per month through April for their services as Director of the Bank and $550 thereafter regardless of attendance at board meetings. No additional compensation is paid for service as Directors of the Corporation. During 2002, the Board of Directors of the Corporation held five (5) regular meetings and the Board of Directors of the Bank held thirteen (13) regular meetings and two (2) special meetings. In addition, outside Directors received $150 for each Bank committee meeting that they attended through May 21, 2002 and $175 thereafter. During 2002, total fees paid to all Directors were $88,050.

                  Each of the Directors attended at least seventy-five percent (75%) of the combined total number of meetings of the Corporation's and Bank's Board of Directors and of the committees on which they serve.

                  The Corporation's full Board of Directors acts as the nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary/Treasurer of the Corporation in accordance with Section 10.1 of the Corporation's Bylaws.

Audit Committee

                  The audit committee of the Board is composed of four members and operates under a written charter adopted by the Board of Directors. The responsibilities of the audit committee are contained in the Audit Committee Report. The audit committee during fiscal year 2002 consisted of Brian C. McCarrier, Chairman; Bernadette H. Crooks; Rodney C. Heeter; and Robert L. Hunter. Each of the members is "independent," as defined by company policy and the NASDAQ listing standards.

Audit Committee Report

                  The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filings under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

                  The audit committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Corporation.

         The Audit Committee Charter adopted by the Board sets out the responsibilities, authority and specific duties of the audit committee. Pursuant to the charter, the audit committee has the following responsibilities:

-    To monitor the preparation of quarterly and annual financial reports;

- To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and

- To review the general scope of the annual audit and the fees charged by the independent auditors.

                  In discharging its oversight responsibility the audit committee has met and held discussions with management and Crowe, Chizek and Company, LLP, the independent auditors for the Corporation. Management represented to the audit committee that all consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

                  In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Corporation, and has received and discussed with the independent auditors the matters in the written disclosures required by the Independence Standards Board and as required under the Sarbanes-Oxley Act of 2002, including considering the permissibility of nonaudit services with the auditors' independence.

                  The audit committee also obtained from the independent auditors a formal written statement describing all relationships between Emclaire Financial Corp. and Crowe, Chizek and Company, LLP and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The audit committee discussed with the independent auditors any relationships that may impact on the firm's objectivity and independence and satisfied itself as to the auditors' independence.

                  Based on these discussions and reviews, the audit committee recommended that the Board of Directors approve the inclusion of the Corporation's audited consolidated financial statements in its Annual Report on Form 10-KSB for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                  Respectfully submitted by the members of the audit committee of the Board of Directors:

Brian C. McCarrier, Chairman
Bernadette H. Crooks
Rodney C. Heeter
Robert L. Hunter

Fees to Crowe, Chizek and Company, LLP

                  The following table sets forth the aggregate fees Emclaire Financial Corp. incurred for audit and non-audit services provided by Crowe, Chizek and Company, LLP, who acted as independent auditors for the fiscal year ending 2002 and performed Emclaire Financial Corp.'s audit services in fiscal year 2002. The table lists audit fees, financial information systems design and implementation fees, and other fees.

                  Audit Fees. The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees Emclaire Financial Corp. incurred for professional services rendered for the audit of Emclaire Financial Corp.'s annual financial statements for fiscal year 2002 and the reviews of the financial statements included in Emclaire Financial Corp.'s Quarterly Reports on Forms 10-QSB for fiscal year 2002.

                  Financial Information Systems Design and Implementation Fees. The financial information systems design and implementation fees include fees billed for non-audit services performed during fiscal year 2002 such as directly or indirectly operating, or supervising the operation of, Emclaire Financial Corp. information system or managing our local area network. These non-audit services also include services such as designing or implementing a hardware or software system that aggregates source data underlying the Corporation's financial statements or generates information that is significant to our financial statements taken as a whole.

                  All Other Fees. All other fees include the aggregate fees billed for services rendered by Crowe, Chizek and Company, LLP other than those services covered above.

                                                                                   December 31, 2002
                                                                                   -----------------

Audit Fees  ..........................................................................      $ 38,900
                                                                                              ------
Financial Information Systems Design and Implementation Fees..........................      $      0
                                                                                              ------
Other Fees............................................................................      $ 18,495
                                                                                              ------

                  The audit committee of the board did consider whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of Crowe, Chizek and Company, LLP.


Remuneration of Officers and Directors

                  The following table sets forth all cash compensation for services in all capacities paid by the Bank during 2002 to the chief executive officer. No other officer's compensation exceeded $100,000. The Corporation pays no salaries or benefits.





                           SUMMARY COMPENSATION TABLE

  Name and Principal                                                  All Other Annual              All Other
        Position              Year         Salary          Bonus      Compensation (1)          Compensation (2)
        --------              ----         ------          -----      -----------------         ----------------

David L. Cox                  2002        $125,000        $ 4,080            $6,400                  $3,007
President and                 2001        $112,850        $    -             $6,000                    $ -
   Chairman
   of the Board               2000        $ 97,850        $    -             $5,500                    $ -

-------------------------------

(1)  Does not include the value of certain other  benefits,  which do not exceed
     $50,000 or 10% of the total salary and bonus of the individual.

(2)  Represents   amount  accrued  during  2002  for   supplemental   retirement
     agreement.


Pension Plan

                  The Bank maintains a defined benefit pension plan (the "Plan"). The Plan is intended to provide retirement and certain other benefits to eligible employees and their beneficiaries. An individual is eligible to participate in the Plan if he or she is an employee of the Bank and has completed five (5) years of service or reached fifty-five (55) years of age unless (1) the employee is covered under another plan to which the Bank contributes; or (2) the employee is covered under a collective bargaining agreement with the Bank that does not provide for coverage under the Plan.

                  An employee's expected monthly pension payable is based upon a formula. Full vesting occurs after the completion of five (5) years of service. In 2002, the Bank contributed $193,949 to the Plan.

                  As of December 31, 2002, Mr. Cox had 29 years of credited service under the Plan.

Supplemental Retirement Agreements

         In October, 2002, following Board of Director approval, the Bank entered into supplemental retirement agreements ("Supplemental Agreements") with six key executives. The Supplemental Agreements are non-qualified defined benefit plans and are unfunded. The Supplemental Agreements have no assets, and the benefits payable under the Supplemental Agreements are not secured. The Supplemental Agreement participants are general creditors of the Corporation in regards to their vested Supplemental Agreement benefits. The Supplemental Agreements provide for retirement benefits upon reaching age 65, and the six participants are fully vested five years after the inception of the Supplemental Agreements. Upon attaining the age of 65, Mr. Cox would be entitled to $259,470 over a 20 year period under his Supplemental Agreement. . The Corporation accrued $11,000 in expense for the Supplemental Agreements for the year ended December 31, 2002.

                  During September 2002, the Bank purchased single premium bank owned life insurance on the lives of the participants. The cash surrender value of the twenty life insurance policies purchased aggregated $4.1 million at December 31, 2002. The Corporation intends to utilize the increase in cash surrender value of these insurance policies to offset executive and employee benefit costs.

                  Each of the Supplemental Agreements provide that in the event of a change of control of the Corporation (as defined in the agreements), the officer (i) if he has not yet qualified for retirement benefits, shall have the right to demand his withdrawal benefits (which is an amount equal to the present value of the normal retirement benefit, using a 7% discount rate and monthly compounding of interest) in a single lump sum payment, or (ii) if he has qualified for retirement benefits or has begun receiving a retirement benefit under the Supplemental Agreement, shall have the right to demand his benefits in a single lump sum payment in an amount equal to the normal retirement benefit. In the event of a change in control on December 31, 2002, Mr. Cox and the remaining five officers (in the aggregate) would be entitled to lump sum payments of $113,603 and $309,714, respectively

Change of Control Severance Agreements

                  The Bank has entered into severance agreements with the named executive officer, the Bank's chief financial officer and another officer. The agreements provide that in the event certain events take place after there is a change in control of the Corporation, or for a period two years thereafter, the executive will be entitled to a lump sum payment in the amount two (2) times the executive's base salary immediately preceding the change in control. The events triggering such compensation include: (a) the involuntary termination of the officer's employment; or (b) if (i) there are any changes in the executive's duties, responsibilities or title, (ii) his annual salary is reduced; (iii) his benefits are materially reduced, or (iv) the Bank's headquarters or the officer's place of business is moved more than 10 miles, all in (b) as were in existence immediately prior to the change in control. In addition, for two years after such termination, the Bank is required to provide life, disability, accident and health insurance benefits substantially similar to what was in place immediately prior to such termination. In the event of a change in control of the Bank, at December 31, 2002, the executive officer, the chief financial officer and the other officer would currently be entitled to aggregate lump sum payments of approximately $250,000, $175,200 and $146,000, respectively.

Certain Transactions

                  There have been no material transactions, proposed or consummated, between the Corporation and the Bank with any director or executive officer of the Corporation or the Bank, or any associate of the foregoing persons. The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. With the exception of the loans presented in the following table, all loans to executive officers and directors of the Corporation and the Bank have been made in the ordinary course of business and on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility nor present other unfavorable features. The Board of Directors maintains a policy granting a discount of 100 basis points on loans extended to all employees including executive officers. The following table presents a summary of loans outstanding to named officers that were extended, or amended, under this policy:

                                                            Highest
                                                           Principal
                                               Year         Balance         Balance         Interest       Market
Name and Position         Type                 Made       During Year       12/31/02          Rate          Rate
-----------------         ----                 ----       -----------       --------          ----          ----
David L. Cox              Residential
President and             Mortgage             2000        $125,301         $121,026         7.563%        8.563%
Chairman                  Personal Demand
                                               1992         $ 2,350         $ 2,350          3.250%        4.250%


Principal Officers of the Corporation

                  The following table sets forth selected information about the principal officers of the Corporation, each of whom is selected by the Board of Directors and each of whom holds office at the discretion of the Board of
Directors:

                                                                        Bank
                                           Held                       Employee                     Age as of
            Name                          Since                         Since                  December 31, 2002
            ----                          -----                         -----                  -----------------

David L. Cox,                              1997                         1973                          52
Chairman, President
and Chief Executive
Officer

William C. Marsh,  (1)                     2001                         2001                          36

Secretary/Treasurer
---------------------

(1)  Prior to August 2001,  Mr. Marsh was  self-employed  as a Certified  Public
     Accountant; from September 1999 to November 2000 - Corporate Controller for
     AquaSource,  Inc.;  from  August  1998  to  September  1999 -  Senior  Vice
     President and CFO of  Pennsylvania  Capital Bank;  from June 1997 to August
     1998 - VP Treasurer/Controller of ESB Financial Corp.


                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

                  Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Crowe, Chizek and Company LLP, Certified Public Accountants, of Cleveland, Ohio ("Crowe Chizek"), as the Corporation's independent public accountants for its fiscal year ending December 31, 2003. The Corporation has been advised by Crowe Chizek that none of its members have any financial interest in the Corporation. Ratification of Crowe Chizek will require an affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting.

                  In addition to performing customary audit services related to the audit of the Corporation's financial statements, Crowe Chizek will assist the Corporation with the preparation of its federal and state tax returns and will perform required retirement plan audits, charging the Corporation for such services at its customary hourly billing rates.

                  Effective March 21, 2002, the Corporation replaced its independent auditors, S.R. Snodgrass, A.C. (S.R. Snodgrass) with Crowe Chizek. S.R. Snodgrass' report on the Corporation's financial statements during the two most recent fiscal years preceding the date hereof contained no adverse opinion or a disclaimer of opinions, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Corporation's Audit Committee. During the last two fiscal years and the subsequent interim period to the date hereof, there were no disagreements between the Corporation and S.R. Snodgrass on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of S.R. Snodgrass, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports. None of the "reportable events" described in Item 304(a)(1)(v) of Regulation S-B occurred with respect to the Corporation within the last two fiscal years and the subsequent interim period to the date hereof.

                  During the two fiscal years and the subsequent interim period prior to March 21, 2002, the Corporation did not consult Crowe Chizek regarding any of the matters or events set forth in Item 304(a)(2)(v) and (ii) of Regulation S-B.

                  Representatives of Crowe Chizek will be present at the meeting, will be available to respond to your questions and will be able to make such statements as they desire.

                  In the event that the shareholders do not ratify the selection of Crowe Chizek as the Corporation's independent public accountants for the 2003 fiscal year, another accounting firm will be chosen to provide independent public accountant audit services for the 2003 fiscal year. The Board of

Directors recommends that the shareholders vote FOR the ratification of the selection of Crowe Chizek as the auditors for the Corporation for the year ending December 31, 2003.

                  It is understood that even if the selection of Crowe Chizek is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Corporation and its shareholders.

                                  ANNUAL REPORT

                  A copy of the Corporation's Annual Report for its fiscal year ended December 31, 2002, is being mailed with this Proxy Statement. Such Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

                              SHAREHOLDER PROPOSALS

                  Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's proxy statement for its 2003 Annual Meeting of Shareholders must deliver such proposal in writing to the Secretary of Emclaire Financial Corp. at the principal executive offices of the Corporation at 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373, not later than Tuesday, November 25, 2003.

                  Under the Corporation's current bylaws, business proposal nominations for directors other than those to be included in the Corporation's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the bylaws. Nominations must be received no less than sixty (60) days prior to the annual meeting.

                  In the event the Corporation received notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Corporation's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Corporation to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment.

                                  OTHER MATTERS

                  The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their judgment.

                             ADDITIONAL INFORMATION

     Upon written request, a copy of the Annual Report on Form 10-KSB of Emclaire Financial Corp. may be obtained, without charge from William C. Marsh, Secretary/Treasurer, Emclaire Financial Corp., 612 Main Street, Post Office Box D, Emlenton, Pennsylvania 16373.